
JM Global Holding Company (1)
(Delaware)
100%
China Sunlong Environmental Technology Inc.
("CaymanCo")
(Cayman)
100%
100%
Shengrong Environmental Protection Holding Company Limited ("Shengrong BVI")
(BVI)
TJComex International Group Corporation
("TJComex BVI")
(BVI)
100%
100%
Hong Kong Shengrong Environmental Technology Limited
("Shengrong HK")
(Hong Kong)
TJComex Hong Kong Company Limited
("TJComex HK")
(Hong Kong)
Outside China
100%
100%
Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.
("Shengrong WFOE")
(PRC)
Tianjin Corro Technological Consulting Co., Ltd
("TJComex WFOE")
(PRC)
Inside China
100%
100%
Hubei Shengrong Environmental Protection Energy Saving Science and Technology Co., Ltd
("Shengrong")
(PRC)
Tianjin Commodity Exchange Co., Ltd.
("Tianjin Comex")
(PRC)